Exhibit 99.1

Contact:

Marlene Krauss, M.D.

Chief Executive Officer

KBL Healthcare Acquisition Corp. III

(212) 319-5555

FOR IMMEDIATE RELEASE

KBL HEALTHCARE ACQUISITION CORP. III

AMENDS BYLAWS

New York, New York, February 2, 2009 – KBL Healthcare Acquisition Corp. III (NYSE ALTERNEXT US: KHA.U, KHA, KHA.WS) announced today that its board of directors approved an amendment to the Company’s Bylaws fixing the number of directors that shall constitute the Board at seven and requiring approval by the holders of at least 85% of the outstanding shares of common stock of the Company in order for stockholders to amend this provision at any time prior to consummation by the Company of a business combination (as described more fully in the Company’s final prospectus, dated July 19, 2007, relating to its initial public offering).

KBL Healthcare Acquisition Corp. III is a blank check company formed for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses in the healthcare or healthcare-related industries.

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